Exhibit 99.1

                                   Joint Filer Information
                                   -----------------------


Name of Joint Filer:                            Leucadia, Inc.

Address of Joint Filer:                         315 Park Avenue South
                                                New York, NY  10010

Relationship of Joint Filer to Issuer:          10% Owner

Issuer Name and Ticker or Trading Symbol:       Carmike Cinemas, Inc. (CMKC)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                02/04/04

Designated Filer:                               Leucadia National Corporation

SIGNATURE:

LEUCADIA, INC.

/s/ Joseph A. Orlando
----------------------
Joseph A. Orlando


February 5, 2004
----------------
Date


Leucadia, Inc. is a wholly-owned subsidiary of Leucadia National Corporation.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                            Leucadia Investors, Inc.

Address of Joint Filer:                         315 Park Avenue South
                                                New York, NY  10010

Relationship of Joint Filer to Issuer:          10% Owner

Issuer Name and Ticker or Trading Symbol:       Carmike Cinemas, Inc. (CMKC)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                02/04/04

Designated Filer:                               Leucadia National Corporation

SIGNATURE:

LEUCADIA INVESTORS, INC.

/s/ Joseph A. Orlando
----------------------
Joseph A. Orlando


February 5, 2004
----------------
Date


Leucadia Investors, Inc. is a wholly-owned subsidiary of Leucadia, Inc., which in turn is a wholly-owned subsidiary of Leucadia National Corporation.